CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                        DECLARATION OF TRUST, AS AMENDED
                                       OF
                           WPG GROWTH AND INCOME FUND

                               One New York Plaza
                            New York, New York 10004



         This Certificate of Amendment to the Amended and Restated Declaration of Trust, dated May 1, 1993, as amended (the "Declaration") of WPG Growth and Income Fund, a Massachusetts business trust (the "Trust"), is made this 18th day of October, 2000 for the following purpose.

         The undersigned, being at least a majority of the Trustees of the Trust, acting pursuant to Section 8.3(b) of the Declaration hereby amend the Declaration as follows:

                  All references to "WPG Growth and Income Fund" in the Declaration (including without limitation those contained in Sections 1.1 and 1.2(s) are replaced with "WPG Large Cap Growth Fund."

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 18th day of October, 2000.


                   /s/ ROGER J. WEISS
                  -----------------------------------
                  Roger J. Weiss
                  as Trustee, and not individually
                  One New York Plaza
                  New York, New York 10004




                  ----------------------------
                  Raymond R. Herrmann, Jr.
                  as Trustee, and not individually
                  654 Madison Avenue, Suite 1400
                  New York, New York 10017



                  -----------------------------------
                  Lawrence J. Israel
                  as Trustee, and not individually
                  200 Broadway, Suite 249
                  New Orleans, Louisiana 70118


                  /S/ GRAHAM E. JONES
                  -----------------------------------
                  Graham E. Jones
                  as Trustee, and not individually
                  330 Garfield Street, Suite 200
                  Santa Fe, New Mexico 87501


                  /S/ WILLIAM B. ROSS
                  -----------------------------------
                  William B. Ross
                  as Trustee, and not individually
                  2733 E. Newton Avenue
                  Shorewood, Wisconsin 53211

                   /S/ ROBERT A. STRANIERE
                  -----------------------------------
                  Robert A. Straniere
                  as Trustee, and not individually
                  182 Rose Avenue
                  Staten Island, New York 10306